Exhibit 99.4

April 7, 2021

Onion Global Limited (the “Company”)

No. 309 3-05 Huangfu Avenue Zhong

Tianhe District, Guangzhou City

Guangdong Province

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on April 7, 2021 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Eric He
Name: Eric He